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                                                           October 27, 1994


The United Illuminating Company
157 Church Street
New Haven, CT  06506-0901

United Capital Funding Partnership L.P.
157 Church Street
New Haven, CT  06506-0901

Ladies and Gentlemen:

     We are acting as counsel to The United Illuminating Company, a Connecticut corporation (the "Company"), and United Capital Funding Partnership L.P., a Delaware limited partnership (the "Partnership") in connection with the proposed issuance and sale by the Company from time to time of not to exceed $100,000,000 in aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debentures") to be issued pursuant to an indenture between the Company and the Bank of New York, as Trustee (the "Indenture"), and the proposed issuance and sale by the Partnership from time to time of not to exceed $100,000,000 of its preferred capital securities, representing limited partner interests (the "Preferred Capital Securities") in one or more series, all as contemplated by the Registration Statement on Form S-3 filed on September 13, 1994 and an amendment to the Registration Statement on Form S-3 about to be filed (the "Registration Statement") by the Company and the Partnership with the Securities and Exchange Commission for the registration of the Debentures and Preferred Capital Securities under the Securities Act of 1933 (the "Act"). As described in the Registration Statement, the Company may issue the Debentures to
(a) the public or institutional investors or (b) the Partnership in connection with the issuance of Preferred Capital Securities. If Preferred Capital Securities are issued by the Partnership, the proceeds therefrom, together with the capital contribution of the Company, as the Partnership's general partner, will be used to purchase the Debentures. The Company will guarantee (the "Guarantee") the payment by the Partnership of distributions with respect to the Preferred Capital Securities and of amounts due upon liquidation of the Partnership or redemption of the Preferred Capital Securities, all to the extent set forth in the Guarantee. The Preferred Capital Securities are to be issued by the Partnership pursuant to an Amended and Restated Limited Partnership Agreement and one or more actions thereunder (collectively, the "Partnership Agreement").













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The United Illuminating Company
United Capital Funding Partnership L.P.
October 27, 1994
Page -2-

     With respect to all matters of Delaware law, we have relied on the opinion of Prickett, Jones, Elliott, Kristol & Schnee, which is being filed as Exhibit
(5)(a) to the Registration Statement.

     In connection with the foregoing, we are of the opinion that:

     (a) All action necessary to make valid the proposed issuance of the Debentures by the Company will have been taken when:

         1. The Registration Statement, as it may be amended, shall have become effective under the Act and any applicable securities or Blue Sky laws shall have been complied with;

         2. The Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

         3. Appropriate orders authorizing the issuance of the Debentures by the Company shall have been entered by the Connecticut Department of Public Utility Control;

         4. A duly authorized officer of the Company shall have made an appropriate determination establishing one or more series of Debentures, fixing certain terms thereof, approving the execution and delivery of one or more supplemental indentures with respect to the series of Debentures, authorizing the execution and delivery of the Debentures and approving such other corporate acts as may be necessary in connection with the issuance and sale of the Debentures on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto, in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Debentures;

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The United Illuminating Company
United Capital Funding Partnership L.P.
October 27, 1994
Page -3-


         5. The Indenture shall have been appropriately executed and delivered by the Company and one or more supplemental indentures with respect to the series of Debentures shall have been duly executed and delivered;

         6. The terms of the Debentures have been duly established and the Debentures shall have been appropriately issued, authenticated and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (b) When the steps set forth in paragraph (a) shall have been taken, the Debentures will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Debentures; and

     (c) All action necessary to make valid the proposed issuance of the Preferred Capital Securities by the Partnership will have been taken when:

         1.  The steps set forth in paragraph (a) shall have been taken;

         2. A duly authorized officer of the Company, acting in its capacity as general partner of the Partnership, shall have approved the number, characteristics, rights and preferences and terms of the sale of the Preferred Capital Securities in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Preferred Capital Securities;

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The United Illuminating Company
United Capital Funding Partnership L.P.
October 27, 1994
Page -4-

         3. The Partnership Agreement shall have been executed and delivered and all necessary partnership action required on the part of the Partnership shall have been duly taken;

         4. The Preferred Capital Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (d) When the steps set forth in paragraph (c) shall have been taken, the Preferred Capital Securities will have been duly issued and be validly outstanding and will be fully paid and nonassessable limited partner interests in the Partnership; and

     (e) All action necessary to make valid the proposed issuance by the Company of the Guarantee shall have been taken when:

         1. The steps set forth in paragraphs (a) and (c) above have been taken;

         2. Appropriate orders authorizing the Company to enter into the Guarantee shall have been entered by the Connecticut Department of Public Utility Control;

         3. A duly authorized officer of the Company shall have approved the terms of the Guarantee in accordance with the resolutions adopted by the Company's Board of Directors authorizing the execution and delivery by the Company of the Guarantee;

         4. The Guarantee shall have been duly executed and delivered in conformity with the acts, proceedings and documents referred to above; and

     (f) When the steps set forth in paragraph (e) shall have been taken, the Guarantee will be the legal, valid and binding obligation of the Company enforceable in

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The United Illuminating Company
United Capital Funding Partnership L.P.
October 27, 1994
Page -5-

          accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies.

  We hereby authorize and consent to the use of this opinion as Exhibit (5)(b) of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary Prospectus and the preliminary Prospectus Supplements constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,